UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2009

Particle Drilling Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30819	20-1563395
(Commission File Number)	(I.R.S. Employer Identification No.)

5611 Baird Court
Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03   Bankruptcy or Receivership.

Particle Drilling Technologies, Inc (PDTI) today announced that in the near future it will voluntarily file a Form 15 with the United States Securities and Exchange Commission.  Upon the filing of the Form 15, PDTI’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be suspended.  PDTI expects the registration of its class of common stock will be suspended 90 days after it files the Form 15 with the SEC.  PDTI’s Board of Directors voted unanimously to file the Form 15 after the order of the Federal Bankruptcy Court for the Southern District of Texas entered on September 1, 2009, confirming PDTI’s Second Amended Joint Disclosure Statement, Confirming PDTI’s Second Amended Chapter 11 Plan of Liquidation and Approving the Sale Thereunder.  The Order Granting Final Approval to Debtor’s Second Amended Joint Disclosure Statement, Confirming Debtor’s Second Amended Chapter 11 Plan of Liquidation and Approving Sale Thereunder is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit No.

99.1                                                        Order Granting Final Approval to Debtor’s Second Amended Joint Disclosure Statement, Confirming Debtor’s Second Amended Chapter 11 Plan of Liquidation and Approving Sale Thereunder.

THE INFORMATION CONTAINED IN THIS CURRENT REPORT, INCLUDING EXHIBITS, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMETN OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	September 21, 2009	By:	/s/ JIM B. TERRY
Name: Jim B. Terry
Title: President and Chief Executive Officer